SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of ECB Bancorp, Inc. (the “Company”) was held on October 12, 2011. The final results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.	A proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 50,000,000.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,678,434	202,241	40,042	—

2.	A proposal to amend the Company’s Articles of Incorporation to authorize a new class of mandatorily convertible non-voting common stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,216,446	202,028	43,761	458,482

3.	A proposal to approve, for purposes of Nasdaq Stock Market Rule 5635, the issuance of shares of the Company’s common stock to certain institutional investors in a private placement offering pursuant to the terms of a Securities Purchase Agreement, dated as of June 30, 2011 and amended and restated as of September 9, 2011, and related documents.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,267,211	155,823	39,201	458,482

4.	A proposal to approve the ECB Bancorp, Inc. 2011 Equity Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,134,778	283,569	25,438	476,932

Item 8.01	Other Events

On October 12, 2011, the Company issued a press release announcing the results of its special meeting of stockholders held on October 12, 2011. A copy of the Company’s press release dated October 12, 2011 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: October 12, 2011	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer